Exhibit 23.1

Ernst & Young LLP
725 South Figueroa Street
Suite 500
Los Angeles, California 90017

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Experts” and “Change in Auditor” and to the use of our report dated August 31, 2015, with respect to the financial statement of loanDepot, Inc. included in Amendment No. 3 to the Registration Statement (Form S-1, No. 333-207343) and related Prospectus of loanDepot, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Los Angeles, California

November 10, 2015